                                                                      Exhibit 11

                HOUSTON INDUSTRIES INCORPORATED AND SUBSIDIARIES

                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                          AND COMMON EQUIVALENT SHARE
                (THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                                                            Three Months Ended
                                                                                                   March 31,
                                                                                     ----------------------------------
                                                                                         1997                  1996
                                                                                     ------------          ------------
Primary Earnings (Loss) Per Share:

 (1) Weighted average shares of
          common stock outstanding  . . . . . . . . . . . . . . . . . . . . . . .     233,689,318           248,466,091
 (2) Effect of issuance of shares from assumed
          exercise of stock options
          (treasury stock method) . . . . . . . . . . . . . . . . . . . . . . . .          31,761                21,668
                                                                                     ------------          ------------

 (3) Weighted average shares  . . . . . . . . . . . . . . . . . . . . . . . . . .     233,721,079           248,487,759
                                                                                     ============          ============

 (4) Net income (loss)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $     59,620          $    (16,740)

 (5) Primary earnings (loss) per share
          (line 4 divided by line 3)  . . . . . . . . . . . . . . . . . . . . . .    $        .26          $       (.07)

Fully Diluted Earnings (Loss) Per Share:

 (6) Weighted average shares per
          computation (line 3)  . . . . . . . . . . . . . . . . . . . . . . . . .     233,721,079           248,487,759

 (7) Shares applicable to options
          included (line 2) . . . . . . . . . . . . . . . . . . . . . . . . . . .         (31,761)              (21,668)

 (8) Dilutive effect of stock options based on the
          average price for the quarter or quarter-end
          price, whichever is higher, of $22.50 and
          $22.75 for 1997 and 1996, respectively
          (treasury stock method) . . . . . . . . . . . . . . . . . . . . . . . .          31,761                21,668
                                                                                     ------------          ------------

 (9) Weighted average shares  . . . . . . . . . . . . . . . . . . . . . . . . . .     233,721,079           248,487,759
                                                                                     ============          ============

(10) Net income (loss)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $     59,620          $    (16,740)

(11) Fully diluted earnings (loss) per
          share (line 10 divided by line 9)   . . . . . . . . . . . . . . . . . .    $        .26          $       (.07)

Notes:

These calculations are submitted in accordance with Regulation S-K item 601(b)(11) although it is not required for financial presentation disclosure per footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it does not meet the 3% dilutive test.